Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sirius Satellite Radio Inc. (the “Company”) of our reports dated March 7, 2006, relating to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over the financial reporting included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We hereby also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2006, with respect to the financial statements and schedules of the Sirius Satellite Radio Inc. 401(k) Savings Plan (the “Plan”) included in the Annual Report of the Plan on Form 11-K for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
December 8, 2006